EXHIBIT 23.4


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[LOGO]         DORFMAN, ABRAMS, MUSIC & CO.
               CERTIFIED PUBLIC ACCOUNTANTS








                         CONSENT OF INDEPENDENT AUDITORS








We hereby consent to the reference to our firm under the caption "Experts" included in the Registration Statement on form SB-2 filed by Ridgewood Financial, Inc. and to the use therein of our report dated February 29, 1996, concerning the financial statements of Ridgewood Savings Bank of New Jersey.





                              /s/Dorfman, Abrams, Music & Co.


Fair Lawn, New Jersey

August 24, 1998
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
21-00 Route 208 South, Fair Lawn, NJ 07410-2604    Tel: (201) 796-9100   Fax: (201) 796-0900  E-Mail:accountants@dorfman.com
    Member of Affiliated Conference of Practicing Accountants International
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